UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 13, 2015 (May 7, 2015)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Senior Secured Credit Facilities

Overview

On May 7, 2015, DJO Finance LLC (the “Company”) and DJO Holdings LLC (“Holdings”) entered into (i) a $1,035.0 million new term loan facility with Macquarie Capital (USA) Inc. and Natixis, New York Branch, as joint lead arrangers and joint bookrunners, and Macquarie US Trading LLC, as administrative agent and collateral agent (the “New Senior Secured Term Loan Facility”) and (ii) a $150.0 million new asset-based revolving credit facility with Wells Fargo Bank, National Association, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., Natixis, New York Branch, Goldman Sachs Bank USA, UBS Securities LLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “New Asset-Based Revolving Credit Facility” and together with the New Senior Secured Term Loan Facility, the “New Senior Secured Credit Facilities”). In addition, (x) the New Senior Secured Term Loan Facility provides for a $20.0 million delayed draw which may be used for a potential tuck-in acquisition and a $150.0 million incremental facility, subject to customary borrowing conditions and (y) the New Asset-Based Revolving Credit Facility provides for a $50.0 million facility increase, subject to customary borrowing conditions.

The Company is the borrower under the New Senior Secured Credit Facilities (the “Borrower”). The New Asset-Based Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans. A portion of the proceeds from the New Senior Secured Credit Facilities were used to repay in full all amounts due and owing under the credit agreement, dated as of November 20, 2007, as amended and restated as of March 20, 2012, as supplemented as of March 30, 2012, as amended as of December 19, 2012, as amended and supplemented as of March 21, 2013 and as further amended and supplemented as of April 8, 2014, among the Company, Holdings, Credit Suisse AG, as administrative agent, and the lenders party thereto.

New Senior Secured Term Loan Facility

Interest Rate and Fees

Borrowings under the New Senior Secured Term Loan Facility bear interest at a rate equal to an applicable margin plus, at the Borrower’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate determined by the Wall Street Journal, (2) the federal funds effective rate plus 0.50% and (3) the Eurodollar rate for a one-month interest period plus 1.00% or (b) the Eurodollar rate determined by reference to the ICE Benchmark Administration London Interbank Offered Rate for deposits in the U.S. dollars for the interest period relevant to each borrowing adjusted for required reserves. The applicable margin for borrowings under the New Senior Secured Term Loan Facility is 2.25% with respect to base rate borrowings and 3.25% with respect to Eurodollar borrowings.

In addition to paying interest on outstanding principal under the New Senior Secured Term Loan Facility, the Borrower is required to pay a delayed draw commitment fee to the delayed draw lenders under the New Senior Secured Term Loan Facility in respect of the unutilized delayed draw commitments thereunder.

Prepayments

The New Senior Secured Term Loan Facility requires the Borrower to prepay outstanding term loans (“Term Loans”) under the New Senior Secured Term Loan Facility, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% upon the Borrower attaining certain total net leverage ratios) of its annual excess cash flow;

•	100% of the net cash proceeds above (i) $30.0 million in any single transaction or series of related transactions or (ii) an annual amount of $100.0 million of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries (including insurance and condemnation proceeds, subject to de minimis thresholds), if the Borrower does not reinvest those net cash proceeds in assets to be used in the Borrower’s business or to make certain other permitted investments (a) within 12 months of the receipt of such net cash proceeds or (b) if the Borrower commits to reinvest such net cash proceeds within 12 months of the receipt thereof, upon termination of such commitment or within 18 months of the receipt of such net cash proceeds (although in connection with any such prepayment, the Borrower may also repay other first lien debt to the extent it is so required); and

•	100% of the net cash proceeds from issuances or incurrences of debt by the Borrower and its restricted subsidiaries, other than proceeds from debt permitted to be incurred under the New Senior Secured Credit Facilities.

The foregoing mandatory prepayments will be applied pro rata to installments of Term Loans as directed by the Borrower.

The Borrower may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, provided that (i) voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs and (ii) voluntary prepayments made on a date within 6 months from the date of the closing of the New Senior Secured Term Loan Facility (the “Closing Date”) shall be subject to a prepayment premium of 1%.

Amortization

The Borrower is required to repay installments on the Term Loans in quarterly installments equal to 0.25% of the original principal amount of the Term Loans, with the remaining amount payable at maturity which is five years and one month from the Closing Date.

Guarantee and Security

All obligations under the New Senior Secured Term Loan Facility are unconditionally guaranteed by Holdings and each existing and future direct and indirect wholly-owned domestic subsidiary of the Borrower other than immaterial subsidiaries, unrestricted subsidiaries and subsidiaries that are precluded by law or regulation from guaranteeing the obligations (collectively, the “Credit Facility Guarantors”). In addition, the New Senior Secured Term Loan Facility is secured by (i) a first priority security interest in (x) certain tangible and intangible assets of the Borrower and those of each of the Credit Facility Guarantors and (y) all the capital stock of, or other equity interests in, the Borrower and each of its and the Credit Facility Guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of its and the Credit Facility Guarantors’ material direct wholly owned first-tier restricted foreign subsidiaries (subject to certain exceptions and qualifications) (collectively, the “Term Loan Collateral”) and (ii) a second priority security interest in the ABL Collateral (as defined below).

Certain Covenants and Events of Default

The New Senior Secured Term Loan Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s, and the Borrower’s subsidiaries’ ability to:

•	incur additional indebtedness and make guarantees;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and other restricted payments;

•	make investments, loans or advances, including acquisitions;

•	repay subordinated indebtedness or amend material agreements governing the Borrower’s subordinated indebtedness;

•	engage in certain transactions with affiliates; and

•	change the Borrower’s lines of business.

In addition, the New Senior Secured Term Loan Facility requires the Borrower to maintain a first lien net leverage ratio less than 5.35 to 1.00. The New Senior Secured Term Loan Facility also contains certain customary affirmative covenants and events of default.

The foregoing description of the New Senior Secured Term Loan Facility and the related security agreement is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Senior Secured Term Loan Facility and related security agreement, which are filed as Exhibits 4.3 and 4.4, respectively, each of which are incorporated herein by reference.

New Asset-Based Revolving Credit Facility

Interest Rate and Fees

Borrowings under the New Asset-Based Revolving Credit Facility bear interest, at the Borrower’s option, at a rate equal to a margin over, either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the Eurodollar rate for a one-month interest period plus 1.00% or (b) a Eurodollar rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margin for the New Asset-Based Revolving Credit Facility is 1.25% with respect to base rate borrowings and 2.25% with respect to Eurodollar borrowings, each subject to step-downs upon the achievement of specified excess availability thresholds.

In addition to paying interest on outstanding principal under the New Asset-Based Revolving Credit Facility, the Borrower is required to pay a commitment fee to the lenders under the New Asset-Based Revolving Credit Facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum. The commitment fee rate is subject to a step-down upon utilization of the New Asset-Based Revolving Credit Facility commitments. The Borrower is also required to pay customary letter of credit fees.

Guarantee and Security

The New Asset-Based Revolving Credit Facility is secured by a first priority security interest in personal property of the Borrower and each of the Credit Facility Guarantors consisting of accounts receivable (including related contracts and contract rights, inventory, cash, deposit accounts and securities accounts), inventory, intercompany notes and intangible assets (other than intellectual property and investment property), instruments, chattel paper, documents and commercial tort claims to the extent arising out of the foregoing, and related books and records (subject to certain exceptions and qualifications)

(collectively, the “ABL Collateral”, and together with the Term Loan Collateral, the “Collateral”) and a fourth priority security interest in the Term Loan Collateral.

Certain Covenants and Events of Default

The New Asset-Based Revolving Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s, and the Borrower’s subsidiaries’ ability to:

•	incur additional indebtedness and make guarantees;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and other restricted payments;

•	make investments, loans or advances, including acquisitions;

•	repay subordinated indebtedness or amend material agreements governing the Borrower’s subordinated indebtedness;

•	engage in certain transactions with affiliates; and

•	change the Borrower’s lines of business.

In addition, the Borrower and its restricted subsidiaries are required to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 if excess availability is less than the greater of (x) $9.0 million or (y) 10% of the lesser of (1) the aggregate commitments under the New Asset-Based Revolving Credit Facility and (2) the aggregate borrowing base until the 30th consecutive day that excess availability exceeds such threshold. The New Asset-Based Revolving Credit Facility also contains certain customary affirmative covenants and events of default.

The foregoing description of the New Asset-Based Revolving Facility and the related security agreement is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Asset-Based Revolving Facility and related security agreement, which are filed as Exhibits 4.1 and 4.2, respectively, each of which are incorporated herein by reference.

Second Lien Notes and the Second Lien Indenture

Overview

On May 7, 2015, DJO Finco Inc. (“Finco”), a direct wholly owned subsidiary of the Company, issued $1,015.0 million aggregate principal amount of 8.125% Second Lien Notes due 2021 (the “Second Lien Notes”), which mature on June 15, 2021, pursuant to the indenture, dated as of May 7, 2015 (the “Second Lien Base Indenture”), between Finco and The Bank of New York Mellon, as trustee and second lien agent.

Substantially concurrently with the issuance of the Second Lien Notes, Finco merged with and into the Company, with the Company as the surviving entity (the “Merger”). Upon (i) the Merger and (ii) the execution of a first supplemental indenture, dated as of May 7, 2015 (the “Second Lien Supplemental Indenture” and, together with the Second Lien Base Indenture, the “Second Lien Indenture”), among the Company, DJO Finance Corporation, a wholly owned subsidiary of the Company (together with the Company, the “Issuers”), the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon, as trustee and second lien agent, the Second Lien Notes became the obligations of the Issuers and were fully and unconditionally guaranteed on a senior secured basis by the Guarantors.

Interest on the Second Lien Notes will be payable in cash on June 15 and December 15 of each year, commencing on December 15, 2015. Interest on the Second Lien Notes will accrue from and including May 7, 2015.

On May 7, 2015, the net proceeds of the issuance of the Second Lien Notes were used, together with borrowings under the New Senior Secured Credit Facilities and cash on hand, to (i) satisfy and discharge the Issuers’ obligations under the Existing Senior Notes (as defined herein) and the related indentures (the “Existing Senior Indentures”) by depositing with The Bank of New York Mellon, as trustee under the Existing Senior Indentures, sufficient funds to pay the principal of, and premium and interest on, the Existing Senior Notes to the Redemption Date (as defined herein), (ii) repay amounts outstanding under the Company’s existing senior secured credit facilities, and (iii) pay all related fees and expenses.

The following is a brief description of the terms of the Second Lien Notes and the Second Lien Indenture.

Ranking

The Second Lien Notes and the related guarantees:

•	rank senior in right of payment to any of the Issuers’ and the Guarantors’ subordinated indebtedness;

•	rank equally in right of payment with the Issuers’ and the Guarantors’ senior indebtedness (other than amounts outstanding under the Third Lien Notes (as defined herein));

•	rank senior in right of payment to amounts outstanding under the Third Lien Notes and related guarantees; and

•	are structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries that do not guarantee the Second Lien Notes.

Guarantees

The Second Lien Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees any of the Company’s indebtedness or any indebtedness of the Company’s domestic subsidiaries or is an obligor under the New Senior Secured Credit Facilities.

Security

Pursuant to a second lien security agreement, dated as of May 7, 2015 (the “Second Lien Security Agreement”), among the Issuers, the Guarantors and The Bank of New York Mellon, as second lien agent, the Second Lien Notes and related guarantees are secured by second-priority liens on the Term Loan Collateral and third-priority liens on the ABL Collateral, in each case subject to permitted liens. Accordingly, the Second Lien Notes and related guarantees are:

•	effectively senior to the Third Lien Notes and any senior unsecured indebtedness to the extent of the Collateral securing the Second Lien Notes, after giving effect to any senior lien on the Collateral;

•	effectively equal to any indebtedness that shares in the second-priority liens on the Term Loan Collateral and the third-priority liens on the ABL Collateral;

•	effectively junior to indebtedness under the New Senior Secured Term Loan Facility, to the extent of the value of the Term Loan Collateral securing such obligations;

•	effectively junior to indebtedness under the New Asset-Based Revolving Credit Facility and the New Senior Secured Term Loan Facility, to the extent of the value of the ABL Collateral securing such obligations; and

•	effectively junior to any capital leases or other secured indebtedness to the extent of the collateral securing such indebtedness on a priority basis.

Optional Redemption

Prior to June 15, 2018, the Issuers may redeem some or all of the Second Lien Notes at a redemption price equal to 100% of the principal amount of the Second Lien Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if any, plus the “make-whole” premium set forth in the Second Lien Indenture.

On and after June 15, 2018, the Issuers may redeem the Second Lien Notes, in whole or in part, at the redemption prices set forth in the Second Lien Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

In addition, (i) prior to June 15, 2019, the Issuers may redeem up to 15% of the aggregate principal amount of the Second Lien Notes at a redemption price equal to 103% of the aggregate principal amount thereof and/or (ii) prior to June 15, 2018, the Issuers may also redeem up to 35% of the aggregate principal amount of the Second Lien Notes at a redemption price equal to 108.125% of the aggregate principal amount thereof, in each case, using an amount not to exceed the net proceeds from certain equity offerings, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control

Upon the occurrence of a change of control, if certain additional conditions are met, the Issuers must give holders of the Second Lien Notes an opportunity to sell to the Issuers some or all of their Second Lien Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Second Lien Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional debt or issue certain preferred and convertible shares;

•	pay dividends on, redeem, repurchase or make distributions in respect of the capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s and its subsidiaries’ assets;

•	enter into certain transactions with affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Second Lien Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Second Lien Notes to become or to be declared due and payable.

The foregoing description of the Second Lien Base Indenture, the Second Lien Supplemental Indenture and the Second Lien Security Agreement is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Second Lien Base Indenture, the Second Lien Supplemental Indenture and the Second Lien Security Agreement, which are filed as Exhibits 4.5, 4.6 and 4.7, respectively, each of which are incorporated herein by reference.

Third Lien Notes and the Third Lien Indenture

Overview

On May 7, 2015, the Issuers issued $298,436,000 aggregate principal amount of 10.75% Third Lien Notes due 2020 (the “Third Lien Notes”), which mature on April 15, 2020, pursuant to the indenture, dated as of May 7, 2015 (the “Third Lien Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee and third lien agent.

Interest on the Third Lien Notes will be payable in cash on April 15 and October 15 of each year, commencing on October 15, 2015. Interest on the Third Lien Notes will accrue from and including May 7, 2015.

The Third Lien Notes were issued in connection with the Issuers’ (i) private offer (the “Exchange Offer”) to exchange their 9.75% Senior Subordinated Notes due 2017 (the “Subordinated Notes”) for the Third Lien Notes and cash and (ii) solicitation (the “Consent Solicitation”) of consents (the “Consents”) from registered holders of the Subordinated Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture (the “Subordinated Notes Indenture”), dated as of October 18, 2010, by and among the Issuers, the guarantors party thereto and The Bank of New York Mellon, as trustee, governing the Subordinated Notes.

As of 5:00 p.m., New York City time, on April 29, 2015 (the “Early Tender Deadline”), a total of $298,436,000 aggregate principal amount of outstanding Subordinated Notes were validly tendered (and not validly withdrawn) in the Exchange Offer. These holders also delivered their Consents to the Proposed Amendments with respect to the Subordinated Notes tendered. As of April 29, 2015, the Issuers received the requisite number of Consents in order to adopt the Proposed Amendments. On May 7, 2015, the Issuers, the guarantors party thereto and the trustee for the Subordinated Notes entered into a supplemental indenture (the “Subordinated Notes Supplemental Indenture”) to the Subordinated Notes Indenture giving effect to the Proposed Amendments. See “—Supplemental Indenture to the Subordinated Notes Indenture.”

On May 7, 2015, holders whose Subordinated Notes were tendered in the Exchange Offer and who delivered Consents prior to the Early Tender Deadline received $1,000 principal amount of Third Lien Notes and $20 in cash for each $1,000 principal amount of Subordinated Notes tendered, plus accrued and unpaid interest in cash in respect of their exchanged Subordinated Notes from the last applicable interest payment date to, but not including, May 7, 2015.

The following is a brief description of the terms of the Third Lien Notes and the Third Lien Indenture.

Ranking

The Third Lien Notes and the related guarantees:

•	rank senior in right of payment to any of the Issuers’ and the Guarantors’ subordinated indebtedness;

•	rank equal in right of payment with the Issuers’ and the Guarantors’ senior indebtedness (other than amounts outstanding under the Second Lien Notes);

•	rank junior in right of payment to amounts outstanding under the Second Lien Notes and related guarantees; and

•	are structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries that do not guarantee the Third Lien Notes.

Guarantees

The Third Lien Notes are guaranteed jointly and severally and fully and unconditionally on a secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees any of the Company’s indebtedness or any indebtedness of the Company’s domestic subsidiaries or is an obligor under the New Senior Secured Credit Facilities.

Security

Pursuant to a third lien security agreement, dated as of May 7, 2015 (the “Third Lien Security Agreement”), among the Issuers, the Guarantors and The Bank of New York Mellon, as third lien agent, the Third Lien Notes and related guarantees are secured by third-priority liens on the Term Loan Collateral and fourth-priority liens on the ABL Collateral, in each case subject to permitted liens. Accordingly, the Third Lien Notes and related guarantees are:

•	effectively senior to any senior unsecured indebtedness to the extent of the Collateral securing the Third Lien Notes, after giving effect to any senior lien on the Collateral;

•	effectively equal to any indebtedness that shares in the third-priority liens on the Term Loan Collateral and the fourth-priority liens on the ABL Collateral;

•	effectively junior to indebtedness under the New Senior Secured Term Loan Facility and the Second Lien Notes, to the extent of the value of the Term Loan Collateral securing such obligations;

•	effectively junior to indebtedness under the New Asset-Based Revolving Credit Facility, the New Senior Secured Term Loan Facility and the Second Lien Notes, to the extent of the value of the ABL Collateral securing such obligations; and

•	effectively junior to any capital leases or other secured indebtedness to the extent of the collateral securing such indebtedness on a priority basis.

Optional Redemption

The Issuers may redeem the Third Lien Notes, in whole or in part, at any time and from time to time after May 7, 2015, at the redemption prices set forth in the Third Lien Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control

Upon the occurrence of a change of control, the Issuers must give holders of the Third Lien Notes an opportunity to sell to the Issuers some or all of their Third Lien Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Third Lien Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional debt or issue certain preferred and convertible shares;

•	pay dividends on, redeem, repurchase or make distributions in respect of the capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company and its subsidiaries’ assets;

•	enter into certain transactions with affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Third Lien Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Third Lien Notes to become or to be declared due and payable.

The foregoing description of the Third Lien Indenture and the Third Lien Security Agreement is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Third Lien Indenture and the Third Lien Security Agreement, which are filed as Exhibits 4.8 and 4.9, respectively, hereto and are incorporated herein by reference.

Third Lien Notes Registration Rights Agreement

On May 7, 2015, the Issuers, the Guarantors and Credit Suisse Securities (USA) LLC entered into a registration rights agreement with respect to the Third Lien Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the Guarantors have agreed that they will (1) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the Third Lien Notes for new notes guaranteed by the guarantors, with terms substantially identical in all material respects to the Third Lien Notes, and (2) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuers and the Guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 545 days after the issue date of the Third Lien Notes.

If we fail to satisfy this obligation (a “registration default”), the annual interest rate on the Third Lien Notes will increase by 0.25%. The annual interest rate on the Third Lien Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over 10.75%. If the registration default is corrected, the applicable interest rate on such Third Lien Notes will revert to the original level.

If the Issuers must pay additional interest, the Issuers will pay it to the noteholders in cash on the same dates that the Issuers make other interest payments on the Third Lien Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.10 hereto and is incorporated herein by reference.

Supplemental Indenture to the Subordinated Notes Indenture

On May 7, 2015, in connection with the Exchange Offer, the Issuers, the guarantors party thereto and The Bank of New York Mellon, as trustee under the Subordinated Notes Indenture, entered into the Subordinated Notes Supplemental Indenture. The Subordinated Notes Supplemental Indenture eliminated or waived substantially all of the restrictive covenants contained in the Subordinated Notes Indenture and the Subordinated Notes, eliminated certain events of default, modified covenants regarding mergers and consolidations, and modified or eliminated certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in the Subordinated Notes Indenture and the Subordinated Notes.

The foregoing description of the Subordinated Notes Supplemental Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Subordinated Notes Supplemental Indenture, which is filed as Exhibit 4.11 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Redemption of the Existing Senior Notes and Discharge of the Existing Senior Indentures

On April 16, 2015, the Issuers requested that the trustee under the Existing Senior Indentures, on behalf of the Issuers, provide notices of redemption to the holders of the Issuer’s 8.75% Second Priority Senior Secured Notes due 2018 (the “8.75% Notes”), 7.75% Senior Notes due 2018 (the “7.75% Notes”) and 9.875% Senior Notes due 2018 (together with the 8.75% Notes and 7.75% Notes, the “Existing Senior Notes”), specifying May 16, 2015 as the redemption date (the “Redemption Date”). On May 7, 2015, the Issuers deposited with the trustee sufficient funds to pay the principal of, and premium and interest on, the Existing Senior Notes to the Redemption Date. As a result, the Issuers and the guarantors of the Existing Senior Notes have been released from their obligations, as applicable, under the Existing Senior Notes, the related guarantees, the Existing Senior Indentures and all of the liens on the collateral securing the 8.75% Notes have been released pursuant to the satisfaction and discharge and collateral release provisions of the Existing Senior Indentures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	Credit Agreement, dated as of May 7, 2015, by and among DJO Holdings LLC, DJO Finance LLC, the other guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

Exhibit 4.2	Security Agreement, dated as of May 7, 2015, by and among DJO Holdings LLC, DJO Finance LLC, the other guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as Collateral Agent.

Exhibit 4.3	Credit Agreement, dated as of May 7, 2015, by and among DJO Holdings LLC, DJO Finance LLC, the other guarantors party thereto, the lenders party thereto and Macquarie US Trading LLC, as Administrative Agent and Collateral Agent.

Exhibit 4.4	Security Agreement, dated as of May 7, 2015, by and among DJO Holdings LLC, DJO Finance LLC, the other guarantors party thereto, the lenders party thereto and Macquarie US Trading LLC, as Administrative Agent and Collateral Agent.

Exhibit 4.5	Indenture, dated as of May 7, 2015, by and between DJO Finco Inc. and The Bank of New York Mellon, as Trustee and Second Lien Agent, relating to the Second Lien Notes.

Exhibit 4.6	First Supplemental Indenture, dated as of May 7, 2015, by and among DJO Finance LLC, DJO Finance Corporation, the guarantors party thereto and The Bank of New York Mellon, as Trustee and Second Lien Agent, relating to the Second Lien Notes.

Exhibit 4.7	Second Lien Security Agreement, dated as of May 7, 2015, by and among DJO Finance LLC, DJO Finance Corporation, the grantors party thereto and The Bank of New York Mellon, as Second Lien Agent.

Exhibit 4.8	Indenture, dated as of May 7, 2015, by and among DJO Finance LLC, DJO Finance Corporation, the guarantors party thereto and The Bank of New York Mellon, as Trustee and Third Lien Agent, relating to the Third Lien Notes.

Exhibit 4.9	Third Lien Security Agreement, dated as of May 7, 2015, by and among DJO Finance LLC, DJO Finance Corporation, the grantors party thereto and The Bank of New York Mellon, as Third Lien Agent.

Exhibit 4.10	Registration Rights Agreement, dated as of May 7, 2015, by and among DJO Finance LLC, DJO Finance Corporation, the guarantors party thereto and Credit Suisse Securities (USA) LLC with respect to the Third Lien Notes.

Exhibit 4.11	Supplemental Indenture, dated as of May 7, 2015, by and among DJO Finance LLC, DJO Finance Corporation, the guarantors party thereto and The Bank of

Exhibit Number	Exhibit

New York Mellon, as Trustee, relating to the Subordinated Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: May 13, 2015

	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel